Exhibit 99.i

Morgan, Lewis & Bockius LLP

1111 Pennsylvania Avenue, NW

Washington, DC 20004

July 29, 2009

WisdomTree Trust

380 Madison Avenue

21st Floor

New York, NY 10017

Re:	Opinion of Counsel regarding Post-Effective Amendment No. 26 to the Registration Statement filed on Form N-1A under the Securities Act of 1933 (File No. 333-132380)

Ladies and Gentlemen:

We have acted as counsel to WisdomTree Trust (the “Trust”), a Delaware statutory trust, in connection with the above-referenced registration statement on Form N-1A (the “Registration Statement”) which relates to the Trust’s shares of beneficial interest, with par value of $0.001 (collectively, the “Shares”) of the following series of the Trust: the WisdomTree Total Dividend Fund, WisdomTree Equity Income Fund, WisdomTree Dividend ex-Financials Fund, WisdomTree LargeCap Dividend Fund, WisdomTree MidCap Dividend Fund, WisdomTree SmallCap Dividend Fund, WisdomTree Total Earnings Fund, WisdomTree Earnings 500 Fund, WisdomTree Earnings Top 100 Fund, WisdomTree MidCap Earnings Fund, WisdomTree SmallCap Earnings Fund, WisdomTree LargeCap Value Fund, WisdomTree LargeCap Growth Fund, WisdomTree DEFA Fund, WisdomTree DEFA Equity Income Fund, WisdomTree International Dividend ex-Financials Fund, WisdomTree International LargeCap Dividend Fund, WisdomTree International MidCap Dividend Fund, WisdomTree International SmallCap Dividend Fund, WisdomTree Europe Total Dividend Fund, WisdomTree Europe SmallCap Dividend Fund, WisdomTree Global Equity Income Fund, WisdomTree Japan Total Dividend Fund, WisdomTree Japan SmallCap Dividend Fund, WisdomTree World ex-U.S. Growth Fund, WisdomTree Pacific ex-Japan Equity Income Fund, WisdomTree Pacific ex-Japan Total Dividend Fund, WisdomTree Emerging Markets Equity Income Fund, WisdomTree Emerging Markets SmallCap Dividend Fund, WisdomTree Middle East Dividend Fund, WisdomTree India Earnings Fund, WisdomTree International Basic Materials Sector Fund, WisdomTree International Communications Sector Fund, WisdomTree International Consumer Discretionary Sector Fund, WisdomTree International Consumer Staples Sector Fund, WisdomTree International Energy Sector Fund, WisdomTree International Financial Sector Fund, WisdomTree International Health Care Sector Fund, WisdomTree International Industrial Sector Fund, WisdomTree International Technology Sector Fund, WisdomTree International Utilities Sector Fund, and WisdomTree International Real Estate Fund (the “Funds”). This opinion is being delivered to you in connection with the Trust’s filing of Post-Effective Amendment No. 26 to the Registration Statement (the “Amendment”) to be filed with the U.S. Securities and Exchange Commission pursuant to Rule 485(b) under the Securities Act of 1933, as amended (the “1933 Act”). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have reviewed, among other things, executed copies of the following documents:

(a)	a certificate of the State of Delaware as to the existence and good standing of the Trust;

(b)	copies of the Trust’s Trust Instrument and all amendments and supplements thereto;

(c)	a certificate executed by Richard Morris, Secretary of the Trust, certifying, and attaching copies of, the Trust’s Trust Instrument and By-Laws, and certain resolutions adopted by the Board of Trustees of the Trust authorizing the issuance of the Shares of the Funds; and

(d)	a printer’s proof of the Amendment.

In our capacity as counsel to the Trust, we have examined the originals or certified, conformed or reproduced copies of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified copies, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to such opinion, we have relied upon, and assume the accuracy of, certificates and oral or written statements of public officials and officers or representatives of the Trust. We have assumed that the Amendment, as filed with the U.S. Securities and Exchange Commission, will be in substantially the form of the printer’s proof referred to in paragraph (d) above.

Based upon, and subject to, the limitations set forth herein, we are of the opinion that the Shares, when issued and sold in accordance with the Trust Instrument and By-Laws, and for the consideration described in the Registration Statement, will be legally issued, fully paid and non-assessable under the laws of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP